UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2010

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

On December 30, 2010, a wholly-owned subsidiary (“ThermaClime”) of LSB Industries, Inc. (the “Company”), that owns a majority of the companies comprising the core businesses of the Company, engaged Banc of America Leasing & Capital, LLC (“BAL”) on a 90-day exclusive basis to use its best efforts to syndicate a term loan of $75 million (“Loan”).  If the Loan is completed, the Loan would be for a term of five years, collateralized with certain assets within the Company’s chemical business, and bear an interest rate equal to an index (three-month LIBOR) plus the applicable margin, except that it is anticipated that at least a portion of the Loan held by BAL will bear a fixed interest rate, and the proceeds of the Loan would be used to prepay ThermaClime’s existing $50 million term loan that matures in November 2012 and the balance for working capital.  ThermaClime would also be allowed to transfer/distribute up to $27 million to the Company to purchase or retire the Company’s outstanding 2007 convertible debentures.  The closing of the Loan is subject to numerous conditions, including BAL’s syndication of the Loan and completion of definitive loan agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2011

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Executive Vice President and
Chief Financial Officer